                                                                     Exhibit 5.1

May 31, 2000

Sideware Systems Inc.
1600 - 930 West 1(st) Street, Suite 102
North Vancouver, B.C.
V7P 3N

Attention:  Grant Sutherland, Chairman

Dear Sirs/Mesdames:

RE:  REGISTRATION STATEMENT ON FORM F-1

We have acted as special counsel to Sideware Systems Inc., a British Columbia corporation (the "Company"), in connection with legal issues relating to the issuance of:

    (a) 2,746,833 Common shares without par value (the "Shares") on September 14, 1999 to the persons named below as a "Selling Shareholder"; and

    (b) 2,746,833 Common shares without par value (the "Warrant Shares") to be issued to the persons set out below as a Selling Shareholder on the exercise of share purchase warrants (the "Warrants").

Each Warrant entitles the holder to acquire one additional share (the "Warrant Shares") at any time up to September 14, 2001 at a price of US$1.64 per share up to September 14, 2000 or US$1.89 per share up to September 14, 2001.

                    SELLING SHAREHOLDER                       NUMBER OF SHARES   NUMBER OF WARRANTS
Richard and Marie Russell JOWROS                                   62,500              62,500
Louis Capanelli                                                   487,805             487,805
Sisson & Ryan Inc.                                                 62,500              62,500
Michael Hawes                                                      62,500              62,500
Sharon Kleinman                                                    62,500              62,500
Michael Colen                                                     182,927             182,927
Jack Spitzer                                                       62,500              62,500
Michael Peacock                                                   312,500             312,500
Moldieco Plastics Products, Inc.                                  102,440             102,440

SWINTON & COMPANY

Sideware Systems Inc.
Attention:  Grant Sutherland, Chairman
May 31, 2000
Page 2
---------------------------------------

Edwin Yuan                                                         62,500              62,500
Scott Lubore                                                      243,903             243,903
Michael D. Reinke                                                  62,500              62,500
John T. Fishetti                                                   62,500              62,500
David Robison                                                      62,500              62,500
MeadowBrooke Development Assoc., L.L.C.                            76,220              76,220
Welcome Opportunities Ltd.                                        100,000             100,000
Sideware Partners, L.L.C.                                         520,000             520,000
George Cranwell                                                     9,147               9,147
Maribeth A. Mullany                                                31,250              31,250
Johnathan S. Thomas                                                31,250              31,250
Robert E. Thomas                                                   18,293              18,293
George Varoutsos                                                    6,098               6,098
Frederick W. Weidinger                                             62,500              62,500

We understand that the Company proposed to file a registration statement with the Securities and Exchange Commission registering the Shares and Warrant Shares.

We have examined such documents and records of the Company and such certificates from directors and officers as to matters of fact as we have deemed necessary for the purpose of this opinion. In doing so, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity of all documents submitted to us as copies to the originals.

In our opinion:

    1. The Shares are validly issued and fully paid and non-assessable Common shares without par value in the capital of the Company.

    2. The Warrants have been validly authorized and executed and delivered on behalf of the Company.

    3. The Warrant Shares will, when the Company has received notice of the exercise of the Warrants and the exercise price of the Warrants, be validly allotted.

    4. Upon issuance of the Warrant Shares in accordance with the terms of the Warrants and receipt by the Company of the consideration required for the Warrant Shares in accordance with the terms of the Warrants, the Warrant Shares will be validly issued and fully paid and non-assessable Common shares without par value in the capital of the Company.

We hereby consent to the filing of this opinion as an exhibit to a registration statement registering the Shares and Warrant Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933.

We are solicitors qualified to carry on the practice of law in British Columbia only and we express no opinion as to any laws, or other matters governed by any laws, other than the laws of British Columbia and federal laws of Canada applicable in British Columbia.

SWINTON & COMPANY

Sideware Systems Inc.
Attention:  Grant Sutherland, Chairman
May 31, 2000
Page 3
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This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in these sources of law or subsequent legal or factual developments which might affecting any matters or opinions set forth in this letter.

We are opining only as to the matters expressly stated in this letter, and no opinion should be inferred as to any other matters.

Yours truly

SWINTON & COMPANY

Per:

"Martin L. MacLachlan"

Martin L. MacLachlan